Exhibit 23.1

[NEFF + RICCI LLP LOGO]

Independent Auditors' Consent

Trinity Capital Corporation
Los Alamos, New Mexico

        We consent to the use in this Registration Statement of Trinity Capital Corporation on Form S-8 of our report, dated February 26, 2004, which is part of this registration statement.

/s/ Neff + Ricci LLP

Albuquerque, New Mexico
June 21, 2004